EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-124140, 333-122628, 333-110855, 333-110854, 33-40730, 333-103573, 333-59516, 333-38378 and 33-59979) and Form S-3 (Nos. 333-120776, 333-49952, 333-48194) and Form S-3ASR (333-143634) of Molson Coors Brewing Company of our report dated February 19, 2010 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in the Company’s annual report on Form 10-K for the year ended December 26, 2009.

/s/ PricewaterhouseCoopers LLP

Denver, CO

February 19, 2010